EXHIBIT 21

DEVON ENERGY CORPORATION

List of Subsidiaries* as of January 1, 2016

1.	Devon Energy Corporation (Oklahoma), an Oklahoma corporation
2.	Devon OEI Holdings, L.L.C., a Delaware limited liability company
3.	Devon OEI Operating, L.L.C., a Delaware limited liability company
4.	Devon Energy Production Company, L.P., an Oklahoma limited partnership
5.	Devon Financing Company, L.L.C., a Delaware limited liability company
6.	Devon AXL, a general partnership registered in Alberta
7.	Devon Canada Corporation, a Nova Scotia corporation
8.	Devon Operating Company Ltd., an Alberta corporation
9.	Devon Canada Holdings L.P., an Alberta limited partnership
10.	Devon Canada, a general partnership registered in Alberta
11.	Devon NEC Corporation, a Nova Scotia corporation
12.	Devon Gas Co., L.L.C., a Delaware limited liability company
13.	Devon Gas Services, L.P., a Texas limited partnership
14.	Devon Energy International, Ltd., a Delaware corporation
15.	Devon Uinta Basin Corporation, a Delaware corporation
16.	Devon Realty Advisors, L.L.C., an Oklahoma limited liability company
17.	Devon Headquarters, L.L.C., an Oklahoma limited liability company
18.	EnLink Midstream, LLC, a Delaware limited liability company
19.	EnLink Midstream Partners, LP, a Delaware limited partnership
20.	Appalachian Oil Purchasers LLC, a Delaware limited liability company
21.	Coronado Midstream LLC, a Texas limited liability company
22.	E2 Appalachian Compression LLC, a Delaware limited liability company
23.	EnLink Gas Marketing, LP, a Texas limited partnership
24.	EnLink Midstream Holdings, LP, a Delaware limited partnership
25.	EnLink Midstream Operating, LP, a Delaware limited partnership
26.	EnLink Midstream Services, LLC, a Texas limited liability company
27.	EnLink North Texas Gathering LP, a Texas limited partnership
28.	LPC Crude Oil Marketing LLC, a Texas limited liability company

*	The names of certain subsidiaries have been omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary as of the end of the year covered by this report, as defined under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).